UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2023

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Elm Street, Stamford, Connecticut 06902

(Address and zip code of principal executive offices)

203-578-2202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Series G Non-Cumulative Perpetual Preferred Stock	WBS-PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2023, Webster Financial Corporation (the “Company”) filed an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which became effective upon filing. As further described in the Definitive Proxy Statement, filed by the Company on March 15, 2023 (the “Proxy Statement”), the Amendment limits the liability of certain officers of the Company as permitted pursuant to recent Delaware General Corporation Law amendments.

A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the changes contained in the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 157,003,330 shares were present or represented by proxy at the meeting, representing 89.9% of all shares entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in the Proxy Statement. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions and, if applicable, broker non-votes with respect to each matter:

Proposal 1 — Election of Directors

The Company’s stockholders elected fifteen individuals to the Board of Directors to serve one-year terms, as set forth below:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John R. Ciulla	144,543,496	1,169,446	119,053	11,171,335
Jack L. Kopnisky	140,776,946	4,913,875	141,174	11,171,335
William L. Atwell	139,425,407	6,277,174	129,414	11,171,335
John P. Cahill	134,589,665	11,110,302	132,028	11,171,335
E. Carol Hayles	143,985,898	1,719,819	126,278	11,171,335
Linda H. Ianieri	143,652,507	2,053,594	125,894	11,171,335
Mona Aboelnaga Kanaan	144,566,000	1,140,846	125,149	11,171,335
James J. Landy	144,595,696	1,100,917	135,382	11,171,335
Maureen B. Mitchell	144,591,229	1,112,103	128,663	11,171,335
Laurence C. Morse	135,545,005	10,156,250	130,740	11,171,335
Karen R. Osar	137,965,439	7,740,189	126,367	11,171,335
Richard O’Toole	137,273,007	8,417,118	141,870	11,171,335
Mark Pettie	144,655,532	1,044,911	131,552	11,171,335
Lauren C. States	144,819,423	876,025	136,547	11,171,335
William E. Whiston	144,574,606	1,110,438	146,951	11,171,335

Proposal 2 — Say-on-Pay

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
137,324,963	8,200,914	306,118	11,171,335

Proposal 3 — Frequency of Say-on-Pay

The Company’s stockholders recommended, on a non-binding, advisory basis, that future advisory votes on the compensation of the named executive officers of the Company be held annually. The voting results are set forth below:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
140,362,967	201,241	4,812,660	455,127	11,171,335

In light of these results and in accordance with its previous recommendation in the Proxy Statement for the Annual Meeting, the Company’s Board of Directors determined that the Company will hold future advisory Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 Annual Meeting of Stockholders.

Proposal 4 — Amendment to the Webster Financial Corporation 2021 Stock Incentive Plan

The Company’s stockholders approved an amendment to the Webster Financial Corporation 2021 Stock Incentive Plan to, among other things, increase the total number of shares authorized for issuance under such plan, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
139,784,094	5,753,499	294,402	11,171,335

Proposal 5 — Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation

The Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
128,295,134	17,280,514	256,347	11,171,335

Proposal 6 — Auditor Ratification

The Company’s stockholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023, as set forth below:

FOR	AGAINST	ABSTAIN
154,997,047	1,847,534	158,749

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: April 28, 2023	/s/ Albert J. Wang
Albert J. Wang
Executive Vice President and Chief Accounting Officer